EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE	CONTACT:	BRIEN M. CHASE, CFO
AUGUST 17, 2006		304-525-1600

PREMIER FINANCIAL BANCORP, INC.
ANNOUNCES RESUMPTION OF
COMMON STOCK DIVIDEND

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/GMS-PFBI) a community bank holding company with five bank subsidiaries announced today that it will resume its payment of quarterly dividends to its common stock shareholders. At its regularly scheduled August 16, 2006 meeting, the board of directors declared a $0.05 per share dividend to common shareholders of record on September 15, 2006. The cash dividend will be paid to shareholders on September 29, 2006, the last business day of the quarter.

“We are excited about the company’s ability to resume a regular quarterly dividend to our shareholders,” commented President and Chief Executive Officer, Robert W. Walker. “Although modest to begin with, the board of directors feels that our shareholders deserve to participate in the financial turn around of our company. We appreciate their steadfastness and encouragement as we have made the difficult decisions necessary to return Premier to its current financial success. We believe continued success will be rewarding for all of us shareholders.”

Certain Statements contained in this news release, including without limitation statements including the word “believes,” “anticipates,” “intends,” “expects” or words of similar import, constitute “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.